Exhibit 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2978, 333-32481 and 333-60018), and in the
prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47719) of CFC International, Inc. of our report dated February 14, 2002 relating to the financial statements and financial statement schedule which appears in this Form 10-K.


                                     /s/ PricewaterhouseCoopers LLP





Chicago, Illinois
March 14, 2002